Exhibit (c)(5)

Confidential Discussion Materials Prepared for The Conflicts Committee of the Board of Directors of American Midstream GP, LLC Debt Discussion Materials January 17, 2019Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors of American Midstream GP, LLC (the “Conflicts Committee”), the general partner of American Midstream Partners, L.P., to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Confidential Global Rates and Fixed Income Monitor Current and Year to Date Levels LTM Trend and Forward View Current Year to Date 1M and 3M LIBOR (with Forward) 1/10/2019 Start High Low 3.5% 2 year 2.58% 2.49% 2.59% 2.38% 3.0% 2.80% 2.72% 2.69% 2.66% U.S. 5 year 2.57% 2.51% 2.58% 2.36% Treasury Yields 2.5% 10 year 2.74% 2.69% 2.74% 2.55% 2.54% 2.61% 2.55% 2.0% 2.51% 30 year 3.06% 3.02% 3.06% 2.90% 1.5% 1-Month LIBOR 2.51% 2.51% 2.52% 2.51% Overnight Rates 1.0% tes 3-Month LIBOR 2.80% 2.79% 2.80% 2.78% 1/10/2018 6/10/2018 11/10/2018 4/10/2019 9/10/2019 R a 1M LIBOR 3M LIBOR and U.S. Mid-Swap 5 year 2.65% 2.58% 2.65% 2.42% Yields Germany 0.25% 0.24% 0.28% 0.15% 10-Year Treasury (with Forward1) Global 10-Year Japan 0.02% (0.01%) 0.03% (0.05%) 4.0% Sovereign Yields United Kingdom 1.27% 1.28% 1.28% 1.19% ark 3.5% Italy 2.89% 2.74% 2.95% 2.69% 2.78% hm 3.0% 2.74% 2.73% 2.75% nc BBB Yield 4.67% 4.67% 4.70% 4.60% 2.5% e B BBB OAS 197 bps 203 bps 206 bps 197 bps 2.0% High Yield and 5.57% 6.17% 6.17% 5.57% 1.5% BB Yield Investment Grade 295 bps 361 bps 371 bps 295 bps 1/10/2018 6/10/2018 11/10/2018 4/10/2019 9/10/2019 BB Spread Index Yields and 10 Year Treasury B Yield 7.49% 8.28% 8.28% 7.44% Option-Adjusted Spread (“OAS”) B Spread 490 bps 575 bps 584 bps 484 bps 12.34% 13.58% 13.58% 12.33% Selected Index Yields CCC Yield CCC OAS 977 bps 1107 bps 1116 bps 976 bps 4.5% 4.25% 7.9% 7.5% Latest Quarterly Trendline 4.0% 7.1% 4Q 2018 3Q 2018 2Q 2018 1Q 2018 7.15% 6.7% CLO Spreads 3.5% ns ads AAA CLOs L + 121 L + 116 L + 107 L + 100 6.3% Lo a pre 5.9% Leveraged Loan BB All-in Spread L + 290 L + 272 L + 224 L + 232 3.0% 5.5% S Spreads B All-in Spread L + 417 L + 404 L + 371 L + 351 1/10/2018 6/10/2018 11/10/2018 1/10/2018 6/10/201811/10/2018 IG Index HY Index Source: Bloomberg, Federal Reserve, LCD Note: Data as of 1/10/2019 1. Bloomberg implied market forward rate 1Confidential Macro Environment Update Significant volatility in both the equity and debt markets since early December 2018 Recent Key Market Factors Market Performance (Last 12 Months) Fed raised interest rates to 2.5% on Dec. 19 110.0% Broader markets bottomed out on Dec. 24 Subsequently, the Fed Chairman has softened the stance and have rebounded with suggesting the Fed will remain on the sidelines in coming months the Dow and S&P up Uncertain political environment in both Europe and the U.S. 105.0% ~10% since Brexit delays 100.0% Diesel tax protests in France Ongoing U.S. government shutdown (5.4%) China-US trade tensions, which may impact tariff and raw material 95.0% (5.5%) costs significantly amongst other things 90.0% Recession risk: Economists surveyed in the past week as part of The WSJ’s monthly poll said there was a 25% chance of a recession in 85.0% the next year and 57% chance of a recession in 2021 1/10/2018 4/10/2018 7/10/2018 10/10/2018 1/10/2019 S&P Dow Jones Global GDP Outlook Credit Secondary Price Performance (Last 12 Months) 106 105.0 8.0% 6.7% 6.9% 104 6.6% 6.2% 6.0% 5.7% 102 101.0 6.0% 100 98.3 99.3 4.0% 98 2.9% 2.5% 2.5% 96 96.0 1.6% 1.8% 1.8% 95.1 2.0% 2.2% 94 1.9% 1.9% 1.7% 1.5% 1.4% 92 0.0% 1/10/2018 4/10/2018 7/10/2018 10/10/2018 1/10/2019 CY16 CY17 CY18 CY19 CY20 CY21 ML IG Index ML HY Index LSTA Loan Index US EU China Source: FactSet as of 1/10/2019. Bloomberg as of 1/10/2019, Wall Street Equity Research 2

Confidential Corporate Credit Market Update ($ in billions) As secondary prices declined and investors reduced exposure to the asset class, primary market issuance declined substantially in December; January activity to date points to modest recovery Commentary Monthly MF/ETF Flows by Asset Class While new issue activity was at a standstill in December, issuers are LL: Snapped 7-week run of ($1.0)bn+ outflows for week-ended 10-Jan HY: Inflows of $1.0bn for week-ended 10-Jan, snap 7-week outflow totaling $11.6bn testing market conditions cautiously in January $4 ~$50bn of IG volume launched in the first two weeks of January, $2 $2 $1 $1 $0 including a $15.5bn issuance from Anheuser-Busch $ - Investment grade is generally the market to recover first after a Demand ($2) ($1) ($1) period of inactivity ($1) ~$4.5bn of leveraged loan volume launched across 9 offerings, 8 ($4) ($3) ($3) ($3) backing M&A/LBO and 1 targeting refinancing of near term maturities ($6) ~$63bn backlog as of January 10 ($8) LL: ($3.1)bn outflow in ‘18 vs. $14.1bn inflow in ’17; ($7) Non-opportunistic offerings, including abandoned syndications ($10) ($2.7)bn outflow in 2019YTD HY: ($35.3)bn outflow in ‘18 vs. ($14.9)bn outflow in ’17; from 4Q18, will lead the calendar before opportunistic refinancings $336mm inflow in 2019YTD ($12) ($10) Targa Resources (Ba3/BB) restarted the high yield new-issue market Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 with an upsized $1.5bn offering consisting of $750mm 6.5% notes due Loan Flows HY Flows 2027 and $750mm 6.875% notes due 2029 Leveraged Finance Volume Investment Grade Volume $120 $140 $125 $119 $97 $120 $112 $111 $100 $87 $91 $83 $105 $99 $78 $100 $92 $74 26 15 $87 $88 $80 17 $70 10 Supply $63 14 $76 $57 $80 $60 26 18 12 $59 8 $38 $60 $50 $36 $40 76 70 70 73 5 $40 63 51 49 17 52 48 $13 $20 $20 33 $8 19 $ - $0 13 $ -- Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Leveraged Loan HY Bond IG Bond Source: ICE BofAML Index, LCD Research, Lipper data Note: Supply denotes allocated volume; excludes in-market syndications 3 Confidential Yields Across the Credit Spectrum All-time Forward Base Rates Current 3M 6M 1 Year 2 Year 25.0% 12/15/2008 23.26% UST 10Y Forward1 2.74% 2.73% 2.75% 2.78% 2.86% 3M LIBOR Forward 2.80% 2.69% 2.72% 2.66% 2.50% 2008 2010 to Last 20.0% Historical Averages to 2009 Present 10 yrs. Current HY Index 13.06% 6.84% 7.51% 7.15% CCC-Rated Index 19.61% 11.46% 12.46% 12.34% B-Rated Index 13.19% 6.83% 7.41% 7.49% 15.0% BB-Rated Index 10.13% 5.33% 5.83% 5.57% BBB-Rated Index 7.37% 3.99% 4.32% 4.67% 10.0% Period 7.51% 6/12/2007 LTM 1/10/2019 7.15% 5.30% 5.57% 5.0% 5.69% 5.16% 4.67% LTM All-time 1/26/2018 6/24/2014 2.74% Period 1.36% 7/8/2016 - 1/10/2005 1/10/2007 1/10/2009 1/10/2011 1/10/2013 1/10/2015 1/10/2017 1/10/2019 HY Index BBB Index BB Index 10 Yr. Average 10 Yr. U.S. Treasury Low High Source: Bloomberg, ICE BAML U.S. HY Index, Federal Reserve Note: Data as of 1/10/2019 1. Bloomberg implied market forward rate

Confidential

Appendix

EVERCORE

Confidential

Leveraged Loan Primary Issuance

With a ~$63bn forward calendar, opportunistic issuers are waiting for large-cap underwritten offerings to approach funding deadlines

($ in millions)

Syndications on Hold From Dec. / Light Jan. Activity

- Sales of **ConvergeOne's $1.275bn first and second-lien financing** backing **CVC's** LBO were halted until later this month with only half of the first lien placed at ~8.75-9% in December
- The **$415mm first-lien term loan backing Blackstone's** acquisition of a majority stake in **Ulterra Holdings** was funded by Wells Fargo and Barclays in December with syndication deferred to January
- Though the **snapback in secondary prices** has improved sentiment among the sellside, **opportunistic issuers aren't yet ready** to move forward after a challenging December during which investors had clear leverage
  - Currently **tracking a forward calendar of ~$63bn**, which includes **several billion-dollar-plus executions** that were slated to launch within the first couple of months of the year, including **athenahealth ($5.7bn)** and **Johnson Controls ($10.7bn)**
- After only 2 transactions launched last week (compared to 20 offerings for $16bn in the first week of 2018), **event-driven issuers** and arrangers appear to be positioning for a more normalized market
- WSJ reported on January 11 that the sale process for **Arconic** is delayed by difficulties in obtaining debt financing in current environment

Institutional Syndicated Loan Flex Activity

				Corp.	Final Terms				
Date	Borrower	UoP	Type	Rating	Tenor	Amt.	OID	Spread	YTM[1]
12/21	Carestream Health	Extend	1LTL	B3 / B	2.3	$770	98%	L+575	9.1%
12/21	Carestream Health	Extend	2LTL	B3 / B	2.5	372	98%	L+1,050	13.8%
12/21	Active Minerals International	LBO	TLB	NR / NR	6.0	120	99%	L+550	8.7%
12/21	Kleinfelder	LBO	1LTL	NR / NR	6.0	120	99%	L+475	7.8%
12/20	Pure Fishing	LBO	1LTL	B2 / B	7.0	435	96%	L+450	8.3%
12/20	Kore Wireless	Refi.	1LTL	B3 / B-	7.0	280	99%	L+550	8.6%
12/19	Lionbridge Technologies	Acq.	1LTL (add-on)	B2 / B	5.3	30	99%	L+550	8.5%
12/19	Avalign Holdings	LBO	TLB	B3 / B-	7.0	200	99%	L+450	7.5%
12/18	Quad/Graphics	Acq.	TLB	Ba3 / BB-	7.0	500	97%	L+500	8.5%
12/18	Bojangles	LBO	1LTL	B3 / B	7.0	300	98%	L+475	8.0%
12/18	Bojangles	LBO	2LTL	B3 / B	8.0	75	98%	L+850	11.8%
12/18	Priority Payments	Acq.	TLB (add-on)	B2 / B	4.0	130	100%	L+500	7.9%
12/18	Cambium Learning	LBO	1LTL	B3 / B-	7.0	320	95%	L+450	8.5%
12/18	Cambium Learning	LBO	2LTL	B3 / B-	8.0	130	95%	L+850	12.5%
12/17	Western Dental	Acq.	TLB (add-on)	B3 / B-	4.5	145	95%	L+450	8.6%
12/17	Western Dental	Acq.	TLB (add-on)	B3 / B-	4.5	$145	95%	L+450	8.6%
12/17	Par Pacific Holdings	Acq.	TLB	B1 / B+	7.0	250	96%	L+675	10.6%
12/17	Jostens	LBO	1LTL	B2 / B	7.0	775	97%	L+550	9.1%
12/17	Jostens	LBO	2LTL	B2 / B	8.0	150	96%	L+950	13.3%
12/14	Callaway Golf	Acq.	TLB	Ba3 / BB-	7.0	480	98%	L+450	7.8%
12/12	Latham Pool Products	LBO	TLB	B2 / B	6.5	215	97%	L+600	9.5%
12/11	Knowlton Development	LBO	TLB	B2 / B	7.0	525	98%	L+425	7.5%
12/14	TECTA America	LBO	1LTL	B3 / B	7.0	383	98%	L+450	7.8%
12/12	Plaskolite	LBO	TLB	B2 / B	7.0	660	98%	L+425	7.5%
12/7	Elo Touch Solutions	LBO	TLB	B2 / B+	7.0	360	95%	L+650	10.5%
12/3	Dealer Tire	LBO	TLB	B2 / B	7.0	975	95%	L+550	9.5%
12/4	XO Management Holding	LBO	TLB	B2 / B	3.0	210	93%	L+575	10.2%
	Average OID						97%		

Source: FactSet, LCD Research, LevFin Insights

1. OID amortized over 4 years per LPC convention

EVERCORE 5

Confidential

Secondary Trading Levels of Large, Highly Levered 2018 LBOs

Recent large cap LBOs traded 4-5 points below issuance price in Q4 2018, but have since regained ~2 points in the first two weeks of 2019

($/€ in millions)

							At Issue			As of 12/31/2018		Current	
Issuer	Allocated	Sponsor	Industry	Leverage	Des.	Size	Spread	OID	Yield	Bid	Yield	Bid	Yield
SRS Distribution (B3 / B)	May-18	Leonard Green	Building Materials	5.5x / 7.0x	1L TL	$1,300	L + 325	99.8	5.6%	93.0	7.4%	95.0	7.0%
					Notes	$350	T + 514	100.0	8.3%	91.6	9.9%	92.6	9.7%
Blackhawk Network Holdings (B2 / B1)	May-18	Silver Lake	TMT	4.8x / 6.3x	1L TL	$1,350	L + 300	99.8	5.3%	95.0	6.8%	97.5	6.3%
					2L TL	$400	L + 700	99.0	9.4%	95.5	10.7%	98.0	10.2%
BMC Software Inc (B3 / B)	Jun-18	KKR	TMT	5.0x / 7.0x	1L TL	$3,300	L + 425	99.0	6.6%	96.2	7.8%	99.0	7.2%
					1L TL	€930	E + 475	99.0	4.8%	99.0	4.6%	99.6	4.5%
					Notes	$1,825	T + 683	100.0	9.8%	91.1	11.5%	93.6	11.0%
					Notes	€302	B + 824	100.0	8.4%	93.6	9.6%	91.9	9.9%
Boyd Corp (B3 / B-)	Aug-18	Goldman Sachs	Chemicals	5.2x / 6.4x	1L TL	$1,300	L + 350	99.5	5.8%	93.8	7.5%	93.0	7.7%
					2L TL	$315	L + 675	100.0	9.1%	92.0	11.1%	91.3	11.3%
Refinitiv (B3 / B)	Sep-18	Blackstone	TMT	4.4x / 5.2x	1L TL	$6,500	L + 375	99.8	6.1%	93.3	7.8%	97.1	7.1%
					1L TL	€2,750	E + 400	99.8	4.0%	98.0	4.0%	98.4	4.0%
					Notes	$1,250	T + 325	100.0	6.3%	95.5	7.0%	99.3	6.4%
					Notes	€860	B + 445	100.0	4.5%	100.0	4.5%	97.8	4.9%
					Notes	$1,575	T + 525	100.0	8.3%	91.3	9.9%	95.4	9.1%
					Notes	€365	B + 664	100.0	6.9%	93.5	8.0%	93.0	8.1%
Akzo Nobel Chemicals (B2 / B+)	Sep-18	Carlyle Group	Chemicals	4.5x / 5.7x	1L TL	$4,340	L + 325	99.5	5.6%	95.0	7.0%	95.0	7.0%
					1L TL	€1,790	E + 375	99.5	3.8%	98.3	3.7%	98.6	3.7%
					Notes	$600	T + 494	100.0	8.0%	92.8	9.3%	94.8	9.0%
					Notes	€485	B + 625	100.0	6.5%	93.1	7.7%	92.4	7.8%
Envision Healthcare (B2 / B+)	Sep-18	KKR	Healthcare	5.4x / 7.1x	1L TL	$5,050	L + 375	99.8	6.2%	93.0	7.9%	97.3	7.1%
					Notes	$1,225	T + 571	100.0	8.8%	86.1	11.5%	90.5	10.6%
Sedgwick CMS Holdings Inc (B3 / B)	Nov-18	Carlyle Group	Insurance	5.1x / 7.0x	1L TL	$2,340	L + 325	99.8	5.9%	95.3	6.9%	98.3	6.4%
LifePoint Hospitals Inc (B2 / B)	Nov-18	Apollo	Healthcare	4.0x / 5.6x	1L TL	$3,400	L + 450	99.0	7.2%	94.6	8.3%	98.0	7.7%
					Notes	$1,425	T + 665	100.0	9.8%	94.9	10.7%	98.4	10.0%
						Weighted Average[1]		99.6		94.4		96.7	

Source: AdvantageData, LCD Research, LevFin Insights, Markit
Note: Current trading as of 1/10/2019
1. Based on fixed EUR/USD FX of 1.14x as of 1/10/2019

EVERCORE 6

Confidential

Forward Calendar

Leveraged loan, HY, IG bridge forward calendar and recent pulled deals

($ in millions)

Leveraged Loans

Borrower	Sponsor	Industry	Use of Proceeds	Amount	Status
Extreme Reach	Spectrum Equity Investors	Services & Leasing	Refinancing	410	In Market
Ulterra Drilling	Blackstone Group	Oil & Gas	LBO	415	In Market
Quirch Foods	Palladium Equity Partners	Food & Beverage	LBO	165	In Market
Cast & Crew	EQT Partners	Services & Leasing	LBO	740	In Market
Blue Racer Midstream	First Reserve	Oil & Gas	LBO	500	In Market
Aimbridge Hospitality	Advent International	Real Estate	LBO	350	In Market
Hubbard Radio	-	Radio	Acquisition	85	In Market
Virtu	-	Services & Leasing	Acquisition	1,500	In Market
MKS Instruments	-	Computers & Electronics	Acquisition	650	In Market
Edgewood Partners	Oak Hill Capital Partners	Insurance	Acquisition	345	In Market
Duravant	Warburg Pincus	Manufacturing & Machine	Acquisition	160	In Market
C&D Technologies	KPS Capital Partners	Computers & Electronics	Acquisition	400	In Market
Apollo Infra Equity	Apollo Management	Services & Leasing	Acquisition	275	In Market
T-Mobile	-	Telecom	Merger	7,000	Forward - Public
One Madison	Rhone Capital LLC	Forest Products	Merger	650	Forward - Public
FleetPride	American Securities Capital P	Automotive	LBO	845	Forward - Public
Emera	Carlyle Group	Utilities	LBO	531	Forward - Public
Dun & Bradstreet	-	Services & Leasing	LBO	3,130	Forward - Public
Epic Crude Services	Ares Management	Oil & Gas	Expansion/Capex	1,000	Forward - Public
Victory Capital	Crestview Partners	Services & Leasing	Corp Purpose	1,395	Forward - Public
CommScope	-	Telecom Equipment	Acquisition	5,500	Forward - Public
Energizer	-	Computers & Electronics	Acquisition	500	Forward - Public
US Foods	Clayton, Dubilier & Rice	Food & Beverage	Acquisition	1,500	Forward - Public
Univar	Clayton, Dubilier & Rice	Chemicals	Acquisition	1,325	Forward - Public
Nexstar Broadcasting	-	Media	Acquisition	3,600	Forward - Public
II-VI	-	Computers & Electronics	Acquisition	975	Forward - Public
EW Scripps	-	Cable	Acquisition	525	Forward - Public
Total				**$34,471**	

Investment Grade / Bridge Financing

Issuer	Sponsor	Industry	Use of Proceeds	Amount	Status
NXP Semiconductor	-	Technology	Share Buybacks	$1,000	Fwd Calendar
Brookfield Asset Mgmt.	-	Financial Services	Acquisition	3,850	Fwd Calendar
Leggett & Platt	-	Retail	Acquisition	900	Fwd Calendar
IBM	-	Computers & Electronics	Acquisition	20,000	Fwd Calendar
Aqua America	-	Utilities	Acquisition	5,100	Fwd Calendar
Grief	-	Packaging	Acquisition	700	Fwd Calendar
Altria	-	Tobacco	Acquisition	2,400	Fwd Calendar
Nexstar	-	Broadcasting	Acquisition	1,120	Fwd Calendar
Total				**$35,070**	

High Yield / Bridge Financing

Issuer	Sponsor	Industry	Use of Proceeds	Amount	Status
XPO Logistics	-	Transportation	Refinance	500	Fwd Calendar
Nexstar Media	-	Broadcasting	Acquisition	1,120	Fwd Calendar
Vantage Energy	-	Energy	Acquisition	400	Fwd Calendar
ConMed	-	Medical Technology	Acquisition	365	Fwd Calendar
Colfax	-	Industrial	Acquisition	1,600	Fwd Calendar
Platinum Eagle	-	Hospitality	Acquisition	300	Fwd Calendar
Columbia Helicopter	Bristow	Aviation Services	Acquisition	150	Fwd Calendar
Targa	-	Oil & Gas	Refi | Acquisition	1,500	Fwd Calendar
Total				**$5,935**	

Pulled Deals

Issuer	Sponsor	Industry	Facility | UoP	Amount	Date Pulled
Delachaux SA	CVC	Manufacturing	Loan | Recap/IPO	213	6/14/2018
PHI Inc	-	Airlines	HY | Refi	300	6/18/2018
Young Innovations Inc	Jordan Company	Healthcare	Loan | Repricing	270	6/22/2018
SMB Shipping Logistics	Ridgemont Equity Partners	Transportation	Loan | Acquisition	570	7/2/2018
Marlink AS	APAX Partners	Telecom	Loan | Recap/IPO	190	7/18/2018
Valtris Specialty Chemicals	HIG Capital	Chemicals	Loan | Acquisition	105	7/24/2018
World Triathalon Corp	Providence Equity Partners	Entertainment & Leisure	Loan | Refi	271	7/24/2018
GPS Hospitality	-	Restaurants	Loan | Refi	395	8/3/2018
SI Group	SK Capital Partners	Chemicals	Loan | LBO	250	8/20/2018
Apergy Corporation	-	Computers & Electronics	Loan | Refi	395	10/31/2018
Atlantica Yield	-	Renewables	HY | Refi	300	11/19/2018
Essar Steel Algoma	-	Metals & Mining	Loan | Exit	300	11/19/2018
Jason	-	Industrial	Loan | A-to-E	383	11/27/2018
Sorenson	-	Communications Tools	Loan | Refinancing	950	11/27/2018
ConvergeOne	CVC	Communications Data	Loan | LBO	1,525	11/28/2018
Total				**$4,892**	

Source: Bloomberg, Company filings, LCD
Note: Blue shading denotes launched, active syndications

EVERCORE 7

Confidential

Recent Transactions

Selected U.S. institutional leveraged loan transactions (priced and in-market)

($ in millions)

Allocated	Borrower	Sponsor	Industry	Use of Proceeds	Corporate Ratings	Cov-Lite	Tenor	Size	Pricing
In-Market	Virtu Financial	-	Services & Leasing	Acquisition	Ba3 / B+	-	7.0	$1,500	L+350 / 0% / 99.25
In-Market	Hubbard Radio LLC	-	Radio	Acquisition	B1 / B+	-	6.1	80	L+350 / 1% / 98.50
In-Market	Duravant LLC	Warburg Pincus	Manufacturing & Machinery	Acquisition	B3 / B-	-	5.4	160	L+400 - 425 / 98.00
In-Market	Aimbridge Hospitality	Advent International	Real Estate	LBO	B2 / B	-	7.0	350	L+425 - 450 / NA
In-Market	Quirch Foods	Palladium Equity Partners	Food & Beverage	LBO	NR / NR	-	7.0	165	L+600 / 0% / 99.00
In-Market	Cast & Crew Entertainment Services	EQT Partners	Services & Leasing	LBO	B3 / B	Yes	7.0	740	L+425 / 0% / 98.00
In-Market	MKS Instruments Inc	-	Computers & Electronics	Acquisition	NR / BB+	Yes	7.0	650	L+250 / 0% / 98.25
In-Market	Edgewood Partners Insurance Center Inc	Oak Hill Capital Partners	Insurance	Acquisition	NR / NR	-	5.7	295	L+425 / 1% / 99.00
1/11/2019	Cable One Inc	-	Cable	Acquisition	Ba3 / BB	-	7.0	250	L+200 / 0%
12/14/2018	Excelitas Technologies Corp	AEA Investors	Computers & Electronics	Acquisition	B3 / B-	Yes	6.0	80	L+350 / 1% / 95.50
12/21/2018	Pure Fishing Inc	Sycamore Partners	Entertainment & Leisure	LBO	NR / B	-	7.0	435	L+450 / 0% / 96.00
12/6/2018	Construction Supply Group	Sterling Group	Building Materials	Acquisition	NR / NR	-	4.6	45	L+600 / 1% / 99.50
12/17/2018	Callaway Golf Company	-	Entertainment & Leisure	Acquisition	Ba3 / BB-	Yes	7.0	480	L+450 / 0% / 98.00
12/14/2018	TricorBraun Inc	AEA Investors	Chemicals	Acquisition	B3 / B-	Yes	4.9	67	L+375 / 1% / 99.03
12/17/2018	Western Dental Services Inc	New Mountain Capital	Healthcare	Acquisition	B3 / B-	-	4.5	145	L+450 / 1% / 95.00
12/19/2018	Quad/Graphics Inc	-	Printing & Publishing	Acquisition	Ba3 / BB-	-	7.0	700	L+500 / 0% / 97.00
12/13/2018	Equitrans Midstream	-	Utilities	Acquisition	Ba3 / BB	-	5.0	600	L+450 / 0% / 97.00
12/11/2018	BBB Industries LLC	Genstar Capital	Automotive	Acquisition	B3 / B-	Yes	6.6	55	L+450 / 0% / 98.00
In-Market	C&D Technologies Inc	KPS Capital Partners	Computers & Electronics	Acquisition	B3 / B-	-	7.0	400	L+500 / 0% / 99.00
12/14/2018	Latham Pool Products	Pamplona Capital Management	Chemicals	Acquisition	B2 / B	Yes	7.0	215	L+600 / 0% / 97.00
12/18/2018	Priority Payments	-	Computers & Electronics	Corp Purpose	NR / NR	-	4.0	130	L+500 / 1% / 99.50
12/21/2018	Avalign Technologies	Linden LLC	Healthcare	LBO	B3 / B-	-	7.0	200	L+450 / 0% / 99.00
12/18/2018	Bojangles' Restaurants Inc	Jordan Company	Restaurants	LBO	B3 / B	Yes	7.0	300	L+475 / 0% / 98.00
12/13/2018	GeoStabilization International	Kohlberg, Kravis & Roberts	Building Materials	LBO	NR / NR	-	6.0	150	L+550 / 0% / 99.00
12/6/2018	Berlin Packaging LLC	Oak Hill Capital Partners	Metals & Mining	LBO	B3 / B-	Yes	6.9	60	L+300 / 0% / 96.00
12/19/2018	Jostens	Platinum Equity	Printing & Publishing	LBO	B2 / B	Yes	7.0	750	L+550 / 0% / 97.00
12/21/2018	ConvergeOne LLC	CVC	Services & Leasing	LBO	B3 / B-	-	7.0	925	L+550 / 0% / 98.50
12/21/2018	Active Minerals International	Golden Gate Capital	Building Materials	LBO	NR / NR	-	6.0	120	L+550 / 0% / 98.50
12/6/2018	CareerBuilder	Apollo Management	Computers & Electronics	Recap/Dividend	B2 / B+	Yes	4.7	65	L+675 / 1% / 99.50
12/14/2018	CPV Shore Holdings	-	Utilities	Recap/Stock Repurchase	NR / NR	-	7.0	425	L+375 / 0% / 99.00
12/19/2018	Cambium Learning Inc	Veritas Capital	Not for Profit	LBO	B3 / B-	-	6.0	320	L+450 / 0% / 95.00
12/5/2018	Corel Corp	Vector Capital	Computers & Electronics	Acquisition	B2 / B	-	5.5	95	L+500 / 0% / 99.50
11/28/2018	LegalZoom.com, Inc	Permira	Services & Leasing	Recap/Dividend	B3 / B-	Yes	6.0	535	L+450 / 0% / 99.00
12/3/2018	Atlantic Aviation Corporation	Macquarie	Aerospace & Defense	Recap/Dividend	Ba3 / BB-	-	7.0	1,025	L+375 / 0% / 99.00
11/20/2018	CentralSquare	Bain Capital	Computers & Electronics	Acquisition	B3 / B-	Yes	6.7	60	L+375 / 0% / 99.88
11/21/2018	Hunterstown	Platinum Equity	Utilities	Recap/Dividend	NR / NR	Yes	6.5	50	L+425 / 1% / 99.50
11/28/2018	Safe Fleet Acquisition Corp	Oak Hill Capital Partners	Building Materials	Acquisition	B3 / B-	Yes	6.2	65	L+375 / 1% / 97.25
11/20/2018	ADT Corporation	-	Services & Leasing	Acquisition	B1 / B+	Yes	3.4	425	L+275 / 1% / 99.50
11/20/2018	Imperva	Thoma Bravo LLC	Computers & Electronics	LBO	B3 / B-	Yes	7.0	760	L+400 / 0% / 99.50
12/6/2018	Dealer Tire LLC	Bain Capital	Automotive	LBO	B2 / B	-	7.0	975	L+550 / 0% / 95.00
11/16/2018	Dana Incorporated	-	Automotive	Acquisition	Ba3 / BB	Yes	7.0	450	L+225 / 0% / 99.50
11/21/2018	Flynn Restaurant	Teachers' Private Capital	Restaurants	Acquisition	B3 / B	Yes	6.5	215	L+350 / 0% / 97.50
11/20/2018	Hearthside Food Solutions	Charlesbank Capital Partners	Food & Beverage	Acquisition	B3 / B	Yes	6.5	515	L+400 / 0% / 99.00
11/13/2018	Celestica Inc	-	Computers & Electronics	Acquisition	Ba2 / BB	Yes	6.5	250	L+250 / 0% / 99.00
11/16/2018	Edgewater Generation	-	Oil & Gas	Acquisition	NR / NR	Yes	7.0	925	L+375 / 0% / 99.75

Source: Factset, LCD
Note: Blue shading denotes launched, active syndications; "NA" denotes not available

EVERCORE 8

Confidential

Recent Transactions (cont'd)

Selected U.S. bond transactions (priced and in-market)

($ in millions)

High Yield

Priced	Issuer	Sponsor	Industry	Use of Proceeds	Issue Ratings	Issue	Structure	Size	Price	Yield	Spread
1/11/2019	Targa Resources Partners	-	Oil & Gas	Corp Purpose	Ba3 / BB	Senior Notes	10NC5	$750	100.000	6.875%	415 bps
1/11/2019	Targa Resources Partners	-	Oil & Gas	Corp Purpose	Ba3 / BB	Senior Notes	8.5NC3	750	100.000	6.500%	381 bps
11/29/2018	Mercer International Inc	-	Forest Product	M&A/Acquisition	Ba3 / BB-	Senior Notes	6NC2	350	100.000	7.375%	446 bps
11/15/2018	Vantage Drilling Company	-	Oil & Gas	Refinancing	Caa1 / B	enior Secured Note	5NC1	350	100.000	9.250%	630 bps
11/15/2018	Avation PLC	-	Services & Leasing	Refinancing	NR / B	Senior Notes	2CALL	50	99.750	6.500%	371 bps
11/14/2018	LifePoint Hospitals Inc	Apollo Management	Healthcare	M&A/LBO	Caa1 / CCC+	Senior Notes	8NC-	1,425	100.000	9.750%	665 bps
11/14/2018	HC2 Holdings Inc	Harbinger Capital Partners	Telecom	Refinancing	Caa1 / B-	enior Secured Note	3NC1	470	98.750	11.500%	NA
11/7/2018	Mednax	-	Healthcare	Refinancing	Ba2 / BBB-	Sr. Notes	7NC3	500	100.000	6.250%	306 bps
11/2/2018	Kirs Group	-	Insurance	Acquisition	B3 / NR	Sr. Sec. Notes	10NCL	235	90.000	8.625%	842 bps
11/1/2018	Gray Television Inc	-	TV	Acquisition	B3 / B+	Sr. Notes	8NC3	750	100.000	7.000%	389 bps
11/1/2018	DAE Aviation Holdings Inc	-	Aerospace & Defense	Refinancing	Ba2 / BB+	Sr. Notes	7NC3	500	100.000	5.750%	279 bps

Selected Large Investment Grade

								Selected Pricing Detail			
Priced	Issuer	Sponsor	Industry	Use of Proceeds	Issue Ratings	Structure	Total $	Term	Price	Yield	Spread
1/8/2019	Marsh & McLennan Cos. Inc. (HG 1/19)	-	Insurance	Acquisition	Baa1 / A-	6 Tranches	$5,000	10.0	99.965	4.375%	165 bps
11/28/2018	Archer Daniels Midland (HG 11/18)	-	Food & Beverage	Acquisition	A2 / A	2 Tranches	1,000	30.0	98.945	4.500%	123 bps
11/27/2018	WestRock Co (HG 11/18)	-	Forest Product	Acquisition	Baa2 / BBB	2 Tranches	1,500	10.0	99.951	4.900%	185 bps
11/19/2018	Takeda Pharmaceutical (HG 11/18)	-	Healthcare	Acquisition	A2 / A-	4 Tranches	5,500	30.0	99.580	5.000%	200 bps
11/14/2018	DowDuPont Inc.	-	Chemicals	Spinoff	Baa1 / A-	9 Tranches	12,700	10.0	100.000	4.725%	160 bps
10/22/2018	Constellation Brands Inc.	-	Food & Beverage	Acquisition	Baa3 / BBB	4 Tranches	2,150	10.0	99.720	4.650%	150 bps
10/15/2018	Conagra Brands Inc.	-	Food & Beverage	Acquisition	Baa2 / BBB	7 Tranches	7,025	10.0	99.967	4.850%	170 bps

LTM Volume Distribution (Tenor, Rating)

($ in billions)


$300
$250
$200
$150
$100
$50
$ -
YTD Weighted Avg. Term: 10.9 years
$77
$184
$118
$210
$269
$211
2 year
3 year
7 year
5 year
10 year
30 year
Aa or better
A1
A2
A3
Baa1
Baa2
Baa3
Ba or worse

LTM Monthly Average Yield and Volume (UoP)

($ in billions)


$140
$120
$100
$80
$60
$40
$20
$ -
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
$125
$92
$105
$99
$112
$111
$59
$76
$119
$87
$88
$8
$50
4.418%
Jan-18
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
M&A/LBO
Refinancing
Buyback/Dividend (Recapitalization)
GCP/Other

Source: LCD
Note: Blue shading denotes launched, active syndications; "NA" denotes not available

EVERCORE 9

Preliminary Draft - Confidential Discussion Materials Prepared for The Conflicts Committee of the Board of Directors of American Midstream GP, LLC Investor Letter Analysis January 17, 2019Preliminary Draft - Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors of American Midstream GP, LLC (the “Conflicts Committee”), the general partner of American Midstream Partners, L.P., to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft - Confidential

Investor Letter Analysis

Peer Group Trading Comparison

- In its January 7, 2019 letter to the Conflicts Committee, OFI Steelpath, Inc. ("Steelpath") provided a valuation of American Midstream Partners, LP ("AMID") units utilizing a peer trading analysis
  - Steelpath's analysis derived a value of $9.36 to $9.43 per unit versus $5.25 to $6.98 utilizing the same analysis but with the forward projections for AMID as provided by AMID management on January 9, 2019 (the "AMID Financial Projections")
  - It appears as though Steelpath may have subtracted growth capital expenditures from debt instead of adding growth capital expenditures to debt resulting in $150 million lower net debt in Steelpath's analysis ($75 million of capital expenditures assumed) and may have excluded the proceeds from the sale of refined products terminals ($125 million in proceeds)
    - Adjusting for this and the updated convertible preferred liquidation value results in a value per unit that is lower by $1.39 ($25 million in net debt / 54.2 million units)
- In its October 4, 2018 letter to the Conflicts Committee, Recurrent Investment Advisors ("Recurrent") utilized a broad set of midstream energy infrastructure trading peers (31 partnerships / companies, including general partners) in its peer trading analysis of AMID
  - Shifting market conditions since October 2018 reduced the median 2019E Enterprise Value / EBITDA multiple among Recurrent's peer group from 10.9x as of October 2018 to 9.9x as of January 11, 2019 and increased the median 2019E Distribution Yield from 9.4% as of October 2018 to 11.9% as of January 11, 2019
- Steelpath and Recurrent applied peer trading multiples on a total estimated Partnership EBITDA and distributable cash flow
  - Given the contractual decline in Delta House's cash flows, Evercore applied: (i) an Enterprise Value / EBITDA multiple to 2019E and 2020E adjusted EBITDA excluding Delta House and (ii) an Enterprise Value / EBITDA multiple to 2025E Delta House Class A distributions attributable to AMID and added to that sum, the discounted Delta House cash flows from March 31, 2019E to December 31, 2024E in excess of 2025E cash flows at a 9.5% WACC
  - Steelpath and Recurrent valued Delta House's cash flows on an equivalent basis with AMID's other business segments

Source: Investor letters, Factset

EVERCORE 1

Preliminary Draft - Confidential

Investor Letter Analysis

OFI Steelpath Peer Group Multiples / Yield

($ in millions, except per unit or share amounts)

Steelpath Letter / Peer Trading Comparison

Valuation	*NTM* AMID	*2020E Sector Avg*	CEQP	GEL	MMLP	NGL	SMLP	Steelpath Sector Average	Evercore Steelpath Sector Average
EV/EBITDA	7.3x	*8.5x*	9.1x	9.5x	7.7x	7.9x	8.5x	8.5x	8.1x
Price/DCF	2.4x	*5.5x*	6.6x	7.4x	4.6x	4.2x	4.9x	5.5	5.4
Yield	0.00%	*14.5%*	8.1%	9.8%	18.9%	16.8%	18.7%	14.5%	14.2%
Total Coverage	N/A	*1.3x*	1.7x	1.3x	1.1x	1.4x	1.1x		
Debt/EBITDA	3.8x	*4.1x*	3.8x	4.7x	4.8x	2.7x	4.4x		
Mkt Cap	$ 212		$ 2,115	$ 2,703	$ 414	$ 1,148	$ 902		
EV	$ 1,282		$ 4,602	$ 7,134	$ 1,113	$ 4,130	$ 2,377		
EBITDA (NTM)	$ 175		$ 506	$ 751	$ 145	$ 523	$ 280		
DCF (NTM)	$ 89		$ 320	$ 365	$ 90	$ 273	$ 184		

Evercore Analysis of Steelpath's Sector Peers

Partnership / Corporation	Price 1/11/19	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2020E	Price / DCF 2020E	Distribution Yield 2020E
Crestwood Equity Partners LP	$30.79	$2,262.7	$4,659.5	8.7x	6.1x	8.4%
Genesis Energy, L.P.	21.08	2,584.0	6,990.3	9.6	6.4	11.5%
Martin Midstream Partners L.P.	11.41	454.5	1,150.0	6.6	4.9	17.5%
NGL Energy Partners LP	10.56	1,308.0	3,951.0	7.5	4.6	15.5%
Summit Midstream Partners, LP	12.83	960.3	2,863.7	8.3	4.8	17.9%
Mean				**8.1x**	**5.4x**	**14.2%**
Median				**8.3**	**4.9**	**15.5%**

Source: FactSet, Public filings, OFI Steelpath, Inc. letter dated January 7, 2019

EVERCORE 2

Preliminary Draft - Confidential

Investor Letter Analysis

OFI Steelpath Inc. Valuation

($ in millions, except per unit amounts)

Steelpath Financial Projections

2019E

EBITDA	
1H 2018 Run-Rate EBITDA	$195.0
Refined Products Terminals EBITDA	(12.5)
$300MM in Asset Sales at 10.0x[1]	(20.0)
$75MM in Organic Growth at 5.0x[2]	7.5
Total 2019E EBITDA	**$170.0**
Distributable Cash Flow	
1H 2018 Run-Rate Distributable Cash Flow	$85.0
Reduction in 2019E EBITDA[3]	(25.0)
Interest Savings on Refinery Assets Sale	5.9
Interest Savings on $300MM in Asset Sales[1]	9.4
Change in Interest Expense due to Growth Capital Expenditures[2]	0.1
Interest Adjustment for Higher Interest Rate	(1.1)
Reduction in Maintenance Capital Expenditures[1]	2.7
Total 2019E Distributable Cash Flow	**$76.9**

2020E

EBITDA	
2019E Run-Rate EBITDA	$170.0
$300MM in Asset Sales at 10.0x[1]	(10.0)
$75MM in Organic Growth at 5.0x[2]	15.0
Total 2020E EBITDA	**$175.0**
Distributable Cash Flow	
2019 Run-Rate Distributable Cash Flow	$76.9
Increase in 2020E EBITDA	5.0
Interest Savings on $300MM in Asset Sales[1]	4.7
Change in Interest Expense due to Growth Capital Expenditures[2]	0.4
Removal of 2019 One-Time Interest Adjustment	1.1
Reduction in Maintenance Capital Expenditures[1]	1.3
Total 2020E Distributable Cash Flow	**$89.5**

Valuation

EV / 2020E EBITDA

2020E EBITDA	$175.0
Relevant Multiple	8.5x
Implied Enterprise Value	**$1,494.5**
Less: Implied Net Debt, NCI and Convertible Preferred Units[3]	(995.0)
Total Common Equity Value	**$499.5**
Implied Total Outstanding Units	53.0
Implied Common Unit Value	$9.43
Adjustments to Correct Net Debt and Convertible Preferred Units	
Implied Enterprise Value	**$1,494.5**
Less: Net Debt , NCI and Convertible Preferred Units[3]	(995.0)
Less: Adjustment for Preferred Liquidation Preference	(38.8)
Less: Reversal of $75 million of Capital Expenditures Subtracted by Steelpath from Debt	(150.0)
Plus: Proceeds from Refined Products Terminals Asset Sale	125.0
Total Common Equity Value	**$435.7**
Implied Total Outstanding Units	54.2
Implied Common Unit Value (Adjusted for Net Debt and Convertible Preferred)	$8.04

Price / 2020E DCF

2020E Distributable Cash Flow	$89.5
Relevant Multiple	5.5x
Equity Value	**$495.8**
Implied Total Outstanding Units	53.0
Implied Common Unit Value	$9.36

Source: OFI Steelpath, Inc. letter dated January 7, 2019

1. Assumes asset sales effective May 1, 2019
2. Assumes organic growth projects in-service July 1, 2019
3. Assumes AMID's 10-Q net debt of $1,056.2 million (debt of $1,104.7 million, cash of $22.8 million and restricted cash of $25.7 million), $300.0 million in asset sales (excluding the $125.0 million in proceeds from the Refined Products Terminals sale) and $75.0 million in capital expenditures (applied as a source of cash in Steelpath's calculation instead of a use of cash) to arrive at $681.2 million in net debt; the addition of $13.8 million in NCI and $300.0 million in convertible preferred value total $995.0 million

EVERCORE 3

Preliminary Draft - Confidential

Investor Letter Analysis

OFI Steelpath, Inc. Valuation – AMID Financial Projections

($ in millions, except per unit amounts)

Valuation – AMID Financial Projections

EV / 2020E EBITDA

2020E EBITDA	$203.8
Less: Divested Run-Rate 2020E EBITDA[1]	(43.2)
Plus: Corporate G&A Savings[1]	2.9
Adjusted 2020E EBITDA	**$163.5**
Relevant Multiple	8.5x
Implied Enterprise Value	**$1,389.6**
Less: Net Debt[3]	(1,079.7)
Less: Convertible Preferred Units[4]	(338.8)
Plus: Proceeds from Assumed Asset Sales[1]	407.0
Total Implied Common Equity Value	**$378.1**
Total Outstanding Units[5]	54.2
Implied Common Unit Value	$6.98
Implied Enterprise Value	**$1,389.6**
Impact of Valuing Delta House Based on 2025E EBITDA + Incremental Cash Flow	
2020E Delta House EBITDA (35.65%)	($87.0)
2025E Delta House EBITDA (35.65%)	39.1
Net Difference in 2025E and 2020E Delta House EBITDA	**($47.8)**
Relevant Multiple	8.5x
Implied Valuation of Delta House Variance	**($406.4)**
Plus: Present Value of Delta House Cash Flows from March 31, 2019E to December 31, 2024E in excess of 2025E Cash Flows at 9.5%	**$115.0**
Implied Adjusted Enterprise Value	**$1,098.2**
Less: Net Debt[3]	(1,079.7)
Less: Convertible Preferred Units[4]	(338.8)
Plus: Proceeds from Assumed Asset Sales[1]	407.0
Total Implied Common Equity Value	**$86.7**
Total Outstanding Units[5]	54.2
Implied Common Unit Value	$1.60

Price / 2020E DCF

2020E DCF	$125.1
Less: Divested Run-Rate 2020E EBITDA[1]	(43.2)
Plus: Corporate G&A Savings[1]	2.9
Plus: Divested Asset Maintenance Capex[1]	4.1
Plus: Interest Savings from Proceeds from Assumed Asset Sales[2]	24.4
Adjusted 2020E DCF	**$113.3**
Relevant Multiple	5.5x
Implied Equity Value	$623.4
Less: Liquidation Value of Preferred Equity[4]	(338.8)
Implied AMID Common Equity Value	**$284.5**
Total Outstanding Units	54.2
Implied Common Unit Value	$5.25
Implied Equity Value	**$623.4**
Impact of Valuing Delta House Based on 2025E Distributions + Incremental Cash Flow	
2020E Delta House Class A Distributions (35.65%)	($59.9)
2025E Delta House Class A Distributions (35.65%)	28.7
Net Difference in 2025E and 2020E Delta House Class A Distributions	**($31.2)**
Relevant Multiple	5.5x
Implied Valuation of Delta House Variance	**($171.5)**
Plus: Present Value of Delta House Cash Flows from March 31, 2019E to December 31, 2024E in excess of 2025E Cash Flows at 9.5%	**$115.0**
Implied Equity Value	$566.8
Less: Liquidation Value of Preferred Equity[4]	(338.8)
Implied AMID Common Equity Value	**$228.0**
Total Outstanding Units[5]	54.2
Implied Common Unit Value	$4.21

1. Assumes the divestiture of Bakken Crude Oil Gathering for $40.0 million in April 2019, divestiture of Chatom-Bazor-Glade for $10.0 million in April 2019, divestiture of Silver Dollar Pipeline in June 2019 for $150.0 million and divestiture of Natural Gas Transportation for $207.0 million in June 2019
2. Assumes proceeds used to pay down revolving credit facility at an approximately 6.5% interest rate subject to leverage grid
3. Projected as of March 31, 2019; net debt pro forma for the sale of refined products terminals
4. Total projected liquidation value as of March 31, 2019 adjusted for accrued 4Q18 and 1Q19 distributions and accrued interest on 4Q18 distribution
5. Total projected units outstanding as of March 31, 2019; including 1,049,659 general partner units and 378,478 LTIP units issued in Q4 2018 and Q1 2019

EVERCORE 4

Preliminary Draft - Confidential

Investor Letter Analysis

Recurrent Peer Group Multiples / Yield

Company	Ticker	Rating	Lead Analyst	P/E (Street median) 2018E	2019E	2020E	EV / LP's EBITDA 2018E	2019E	2020E	Grossed-Up EV/EBITDA 2018E	2019E	2020E	EV/EBITDA 2018E	2019E	2020E	Price / LP's DCF 2018E	2019E	2020E	DCF Yield 2018E	2019E	2020E
Energy Infrastructure																					
General Partners																					
Energy Transfer Equity, L.P.	ETE	OW	Tonet	11.5x	9.5x	10.4x							11.6x	10.4x	10.2x	12.3x	8.0x	8.1x	8.1%	12.4%	12.4%
EQT GP Holdings, LP	EQGP	OW	Tonet	15.8x	13.8x	10.3x							13.3x	13.0x	10.6x	17.8x	14.2x	12.3x	5.6%	7.1%	8.1%
Western Gas Equity Partners LP	WGP	OW	Tonet	13.9x	12.3x	11.1x							15.2x	13.1x	12.1x	12.8x	11.6x	10.0x	7.8%	8.6%	10.0%
Diversified																					
Andeavor Logistics LP	ANDX	N	Tonet	18.3x	15.5x	13.7x	14.2x	12.3x	11.5x	14.2x	12.3x	11.5x	14.2x	12.3x	11.5x	12.6x	11.2x	10.4x	7.9%	8.9%	9.6%
DCP Midstream, LP	DCP	N	Tonet	33.5x	16.1x	12.7x	13.7x	12.8x	12.3x	11.4x	10.3x	9.7x	9.7x	8.7x	8.2x	11.2x	10.1x	9.6x	8.9%	9.9%	10.5%
Enable Midstream Partners, LP	ENBL	N	Tonet	17.1x	15.7x	16.0x	10.6x	10.3x	10.7x	10.6x	10.3x	10.4x	10.6x	10.3x	10.3x	9.9x	9.7x	10.2x	10.1%	10.3%	9.8%
Energy Transfer Partners, L.P.	ETP	OW	Tonet	17.8x	N/A	N/A	13.0x			10.3x			7.6x			8.8x			11.3%		
Enterprise Products Partners L.P.	EPD	OW	Tonet	17.5x	15.9x	15.4x	12.9x	12.7x	11.9x	12.9x	12.7x	11.9x	12.9x	12.7x	11.9x	11.3x	11.2x	10.8x	8.9%	9.0%	9.3%
MPLX LP	MPLX	OW	Tonet	14.8x	14.0x	13.5x	12.3x	11.6x	11.2x	12.3x	11.6x	11.2x	12.3x	11.6x	11.2x	10.7x	10.4x	10.0x	9.4%	9.6%	10.0%
Liquids Transportation & Storage																					
BP Midstream Partners LP	BPMP	OW	Tonet	15.5x	12.4x	11.1x	16.3x	11.8x	10.6x	16.3x	11.2x	9.9x	16.0x	11.0x	9.5x	14.1x	10.6x	10.0x	7.1%	9.4%	10.0%
Buckeye Partners, L.P.	BPL	N	Tonet	12.4x	11.3x	10.5x	9.9x	9.8x	9.5x	9.9x	9.8x	9.5x	9.9x	9.8x	9.5x	7.9x	8.0x	7.8x	12.6%	12.5%	12.8%
Enbridge Energy Partners, L.P.	EEP	N	Tonet	16.4x	14.6x	14.8x	12.0x	11.8x	11.7x	11.6x	11.3x	11.3x	11.4x	11.1x	11.1x	7.3x	6.9x	7.2x	13.8%	14.4%	13.9%
Holly Energy Partners, L.P.	HEP	UW	Tonet	18.4x	17.2x	16.7x	13.0x	12.5x	12.0x	13.5x	12.9x	12.4x	13.5x	12.9x	12.4x	11.7x	11.4x	11.0x	8.6%	8.7%	9.1%
Magellan Midstream Partners, L.P.	MMP	N	Tonet	16.6x	15.6x	14.3x	13.7x	13.5x	12.6x	13.7x	13.5x	12.6x	13.7x	13.5x	12.6x	13.9x	13.1x	12.3x	7.2%	7.6%	8.1%
NuStar Energy L.P.	NS	N	Tonet	63.0x	25.3x	28.9x	11.2x	10.6x	9.8x	11.2x	10.6x	9.8x	11.2x	10.6x	9.8x	8.6x	9.3x	8.1x	11.6%	10.7%	12.3%
Phillips 66 Partners LP	PSXP	N	Tonet	13.6x	13.5x	12.4x	15.9x	15.7x	14.4x	13.1x	13.1x	11.7x	9.5x	9.3x	8.3x	14.1x	13.4x	12.1x	7.1%	7.5%	8.3%
Plains All American Pipeline, L.P.	PAA	OW	Tonet	16.6x	12.4x	11.7x	12.8x	11.5x	10.9x	12.8x	11.5x	10.9x	12.8x	11.5x	10.9x	11.8x	10.5x	9.7x	8.5%	9.5%	10.3%
Shell Midstream Partners, L.P.	SHLX	OW	Tonet	16.5x	12.1x	11.6x	16.0x	14.1x	14.1x	14.1x	12.0x	11.8x	11.0x	9.2x	9.0x	13.1x	11.1x	10.6x	7.6%	9.0%	9.5%
Valero Energy Partners, LP	VLP	N	Tonet	13.4x	12.0x	12.3x	15.4x	15.3x	15.0x	12.9x	13.1x	12.8x	9.7x	9.5x	9.3x	13.2x	12.9x	12.4x	7.6%	7.8%	8.0%
Nat Gas Transportation & Storage																					
Cheniere Energy Partners, L.P.	CQP	OW	Tonet	21.9x	19.7x	16.5x	16.7x	15.4x	15.1x	15.4x	14.2x	12.7x	15.0x	13.7x	12.0x	13.4x	12.8x	12.4x	N/A	7.8%	8.1%
Dominion Energy Midstream Partners	DM	N	Tonet	11.2x	13.3x	14.4x	12.8x	11.7x	12.1x	11.8x	11.7x	12.1x	11.0x	11.7x	12.1x	12.4x	12.0x	11.6x	8.1%	8.3%	8.6%
EQT Midstream Partners, LP	EQM	OW	Tonet	11.2x	12.1x	10.3x	16.7x	13.6x	11.7x	13.9x	11.2x	9.4x	10.4x	8.4x	7.0x	10.4x	10.0x	8.2x	9.6%	10.0%	12.2%
Spectra Energy Partners, LP	SEP	N	Tonet	11.1x	12.0x	11.5x	11.7x	10.9x	10.8x	11.7x	10.9x	10.8x	11.7x	10.9x	10.8x	10.5x	10.3x	10.0x	9.6%	9.7%	10.0%
TC Pipelines, LP	TCP	N	Tonet	7.8x	9.6x	9.0x	9.8x	11.6x	10.5x	9.7x	11.3x	10.4x	9.0x	10.5x	10.1x	6.3x	8.2x	7.6x	15.8%	12.2%	13.1%
Producer Sponsored G&P																					
Antero Midstream Partners LP	AM	OW	Tonet	16.2x	13.1x	10.5x	15.2x	13.3x	12.0x	13.3x	11.5x	10.3x	9.9x	8.2x	7.1x	14.3x	11.5x	9.7x	7.0%	8.7%	10.3%
CNX Midstream Partners LP	CNXM	OW	Tonet	11.3x	8.8x	7.4x	12.9x	11.6x	10.9x	11.3x	9.5x	9.1x	10.2x	8.2x	7.4x	12.0x	9.4x	8.8x	8.3%	10.6%	11.3%
Hess Midstream Partners, LP	HESM	OW	Tonet	18.1x	14.8x	12.0x	13.0x	12.1x	11.3x	12.8x	11.9x	10.5x	12.5x	11.3x	9.7x	13.7x	13.3x	11.1x	7.3%	7.5%	9.0%
Noble Midstream Partners, LP	NBLX	OW	Tonet	8.7x	7.2x	7.4x	10.7x	9.9x	9.6x	9.2x	7.5x	7.4x	8.7x	6.5x	6.1x	9.4x	8.2x	7.5x	10.7%	12.1%	13.4%
Oasis Midstream Partners LP	OMP	N	Tonet	11.8x	7.3x	6.6x	12.4x	10.6x	11.2x	12.2x	9.5x	9.2x	12.0x	9.3x	8.7x	10.7x	7.8x	7.8x	9.3%	12.8%	12.9%
Western Gas Partners LP	WES	OW	Tonet	23.1x	13.8x	13.1x	16.2x	14.4x	13.4x	13.5x	11.7x	10.9x	10.1x	8.7x	8.1x	10.5x	9.0x	9.1x	9.5%	11.1%	11.0%
Gathering & Processing																					
Crestwood Equity Partners LP	CEQP	N	Tonet	N/A	51.3x	34.3x	12.0x	11.3x	10.2x	12.0x	11.3x	10.2x	12.0x	11.3x	10.2x	11.8x	10.7x	8.9x	8.5%	9.4%	11.3%
EnLink Midstream Partners, LP	ENLK	OW	Tonet	41.6x	47.2x	36.5x	13.6x	13.1x	13.2x	12.1x	11.7x	11.8x	11.4x	11.0x	11.0x	10.9x	10.8x	10.7x	9.2%	9.3%	9.4%
Mean				17.9x	16.8x	14.1x	13.3x	12.3x	11.8x	12.4x	11.4x	10.8x	11.6x	10.6x	10.0x	11.6x	10.6x	9.9x	9.1%	9.8%	10.4%
Median				16.2x	13.6x	12.8x	13.0x	11.9x	11.6x	12.8x	11.6x	10.8x	11.4x	10.9x	10.2x	11.7x	10.6x	10.0x	8.8%	9.4%	10.0%

Source: Recurrent Investment Advisors letter dated October 4, 2018

EVERCORE 5

Preliminary Draft - Confidential

Investor Letter Analysis

Recurrent Peer Group Multiples / Yield

($ in millions, except per unit or share amounts)

Evercore's Analysis of Recurrent's Peer Group

Partnership / Corporation	Price 1/11/19	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2019E	2020E	DCF Yield 2019E	2020E
General Partners							
EQT GP Holdings, LP	$19.97	$6,040.1	$5,084.2	11.0x	8.9x	7.3%	8.3%
Diversified							
Andeavor Logistics LP	36.64	8,994.5	14,387.5	9.9	9.2	12.5%	13.4%
DCP Midstream Partners, LP	31.50	4,606.6	10,394.0	8.4	7.4	13.1%	15.8%
Enable Midstream Partners, LP	14.81	6,416.0	10,574.0	9.4	9.2	12.2%	12.5%
Energy Transfer LP	15.04	39,361.2	115,871.2	11.0	10.7	15.0%	15.1%
Enterprise Products Partners L.P.	27.03	58,963.9	81,885.0	10.9	10.4	10.0%	10.3%
MPLX LP	33.16	26,372.9	40,851.9	10.5	9.7	11.3%	12.4%
Liquids Transportation & Storage							
BP Midstream Partners LP	16.57	1,735.7	2,484.4	11.5	9.1	10.1%	NM
Buckeye Partners, L.P.	31.75	4,878.8	8,627.7	9.6	9.0	11.9%	12.8%
Holly Energy Partners, L.P.	29.72	3,137.6	4,636.6	12.8	12.4	9.1%	9.3%
Magellan Midstream Partners, L.P.	61.70	14,079.6	18,133.7	12.2	11.3	8.3%	9.1%
NuStar Energy LP	25.00	2,676.1	6,525.2	9.5	8.8	12.0%	12.9%
Phillips 66 Partners LP	47.99	6,063.0	9,631.0	7.9	6.9	8.9%	10.0%
Plains All American Pipeline, L.P.	23.41	17,002.0	28,633.0	10.2	10.2	11.2%	10.9%
Shell Midstream Partners, L.P.	18.62	4,252.4	6,167.3	7.4	6.3	12.0%	10.5%
Valero Energy Corporation	78.47	33,295.5	40,198.5	6.0	4.9	NM	NM
Natural Gas Transportation & Storage							
Cheniere Energy Partners, L.P.	37.89	18,713.3	34,772.3	13.0	11.9	11.5%	NM
EQT Midstream Partners, LP	44.77	9,646.0	13,096.6	10.0	8.0	10.4%	13.0%
TC PipeLines, LP	32.36	2,354.6	4,658.6	10.6	10.5	16.2%	16.2%
Producer Sponsored G&P							
Antero Midstream Partners LP	23.20	4,339.6	6,454.4	7.1	5.6	12.4%	16.3%
CNX Midstream Partners LP	17.49	1,135.8	1,640.8	7.0	6.0	14.0%	17.0%
Hess Midstream Partners LP	19.73	1,098.8	1,064.2	9.6	7.6	9.5%	11.8%
Noble Midstream Partners LP	32.01	1,269.7	2,527.9	8.5	7.1	16.1%	17.4%
Oasis Midstream Partners LP	19.02	638.7	1,085.5	7.7	6.3	19.2%	22.5%
Gathering & Processing							
Crestwood Equity Partners LP	30.79	2,262.7	4,659.5	9.9	8.7	12.0%	14.4%
EnLink Midstream, LLC	11.00	6,489.5	12,047.2	10.7	9.8	11.9%	12.7%
Western Gas Equity Partners, LP	30.64	13,879.9	10,645.3	12.4	11.3	9.4%	9.7%
Mean				**9.7x**	**8.7x**	**11.9%**	**13.2%**
Median				**9.9**	**9.0**	**11.9%**	**12.8%**
Recurrent Mean				10.6x	10.0x	9.8%	10.4%
Recurrent Median				10.9	10.2	9.4%	10.0%

Source: FactSet, Public filings

Note: Analysis excludes partnerships no longer publicly traded and those who entered into definitive agreement to be acquired include Valero Energy Partners, LP (replaced with Valero Energy Corporation), Spectra Energy Partners, LP, Dominion Energy Midstream Partners, LP, Western Gas Partners, LP (replaced with Western Gas Equity Partners, LP) and EnLink Midstream Partners, LP (replaced with EnLink Midstream, LLC)

EVERCORE 6

Preliminary Draft - Confidential

Investor Letter Analysis

Recurrent Valuation

($ in millions, except per unit amounts)

EV / 2019 EBITDA Approach – Recurrent

ArcLight Offer Price	$6.10
Common Units Outstanding	53.0
Market Capitalization	**$323.2**
Preferred Unit Conversion Value	293.6
Net Debt Outstanding	867.7
Enterprise Value	**$1,484.5**
Midpoint 2018E EBITDA Guidance	195.0
Midpoint 2019E EBITDA Guidance	216.9
Implied EV / 2019E EBITDA	7.6x
Implied EV / 2018E EBITDA	6.8
J.P. Morgan 2019E EV / EBITDA Multiple	10.9x
Barclays 2019E EV / EBITDA ETP Fairness Opinion Multiple	11.7
Implied AMID Enterprise Value – J.P. Morgan Multiple	$2,364.4
Implied AMID Enterprise Value – Barclays ETP Fairness Opinion Multiple	2,538.0
Implied AMID Enterprise Value – Average	**$2,451.2**
Less: Net Debt and Preferred Equity	(1,161.3)
Implied Equity Value	**$1,289.9**
Common Units Outstanding	53.0
Implied Common Unit Value - Midpoint JPM / Barclays	**$24.35**

DCF Yield Approach – Recurrent

AMID Quarterly Distribution per Unit	$0.10
Total Units Outstanding (MM)	53.0
Quarterly Distribution	$5.5
Current Annual Distribution Rate	21.8
Dividends Not Paid per Year (coverage)	65.0
Distributable Cash Flow (per Guidance)	**$86.8**
Current AMID Distributable Cash Flow per Unit Guidance	$1.64
2019E AMID Distributable Cash Flow per Unit Guidance	2.02
Median 2019E DCF Yield – J.P. Morgan	9.4%
Median 2019E DCF Yield – Barclays ETP Fairness Opinion Multiple	9.0%
AMID Equity Value – Current Yield – J.P. Morgan	$17.44
AMID Equity Value – Current Yield – Barclays ETP Fairness Opinion Multiple	18.21
AMID Equity Value – 2019E – J.P. Morgan	$21.46
AMID Equity Value – 2019E – Barclays ETP Fairness Opinion Multiple	22.41
Common Units Outstanding	53.0
Implied Common Unit Value - 2019E DCF Yield	**$21.94**

Source: Recurrent Investment Advisors letter dated October 4, 2018

EVERCORE 7

Preliminary Draft - Confidential

Investor Letter Analysis

Recurrent Valuation – AMID Financial Projections / Updated Market Metrics

($ in millions, except per unit amounts)

EV / 2019 EBITDA Approach – Recurrent

2019E EBITDA	$212.4
Less: Divested Run-Rate 2019E EBITDA[1]	(37.4)
Plus: Run-Rate Corporate G&A Savings[1]	2.9
Adjusted 2019E EBITDA	**$177.8**
Median Recurrent Peer Group 2019E EV / EBITDA Multiple	9.9x
Implied AMID Enterprise Value	**$1,760.6**
Less: Net Debt[3]	($1,079.7)
Less: Convertible Preferred Equity[4]	(338.8)
Plus: Proceeds from Asset Sales[1]	407.0
Implied Equity Value	**$749.1**
Common Units Outstanding[5]	54.2
Implied Common Unit Value - Midpoint Recurrent Peer Group	**$13.82**
Implied AMID Enterprise Value	**$1,760.6**
Impact of Valuing Delta House Based on 2025E EBITDA + Incremental Cash Flow	
2019E Delta House EBITDA (35.65%)	($90.2)
2025E Delta House EBITDA (35.65%)	39.1
Net Difference in 2025E and 2020E Delta House EBITDA	**($51.0)**
Relevant Multiple	9.9x
Implied Valuation of Delta House Variance	**($505.3)**
Plus: Present Value of Delta House Cash Flows from March 31, 2019E to December 31, 2024E in excess of 2025E Cash Flows at 9.5%	**$115.0**
Implied Enterprise Value	**$1,370.3**
Less: Net Debt[3]	($1,079.7)
Less: Convertible Preferred Units[4]	(338.8)
Plus: Proceeds from Assumed Asset Sales[1]	407.0
Total Implied Common Equity Value	**$358.8**
Common Units Outstanding[5]	54.2
Implied Common Unit Value	**$6.62**

DCF Yield Approach – Recurrent

2019E Distributable Cash Flow	$120.5
Less: Divested Run-Rate 2019E EBITDA[1]	(37.4)
Plus: Run-Rate Corporate G&A Savings	2.9
Plus: Divested Run-Rate 2019E Maintenance Capex	4.5
Less: Cash Distribution on Preferred Units	(33.4)
Less: Interest Expense Associated with Cash Distribution on Preferred Units	(2.6)
Plus: Interest Savings from Proceeds from Assumed Asset Sales[1]	26.9
2019E Distributable Cash Flow	**$81.3**
2019E AMID Distributable Cash Flow per Unit	$1.50
Median 2019E DCF Yield – Recurrent Peer Group	11.9%
Implied Common Unit Value - 2019E DCF Yield	**$12.61**
Impact of Valuing Delta House Based on 2025E Distributions + Incremental Cash Flow	
2019E Delta House Class A Distributions (35.65%)	($93.9)
2025E Delta House Class A Distributions (35.65%)	28.7
Net Difference in 2025E and 2020E Delta House Class A Distributions	**($65.1)**
Median 2019E DCF Yield - Recurrent Peer Group	11.9%
Implied Adjustment to Equity Value	**($547.4)**
Plus: Present Value of Delta House Cash Flows from March 31, 2019E to December 31, 2024E in excess of 2025E Cash Flows at 9.5%	**$115.0**
Total Implied Adjustment to Equity Value	**($432.5)**
Common Units Outstanding[5]	54.2
Total Implied Adjustment to Equity Value (per Unit)	**($7.98)**
Implied Common Unit Value - 2019E DCF Yield	**$4.63**

Source: Recurrent Investment Advisors letter dated October 4, 2018

1. Assumes the divestiture of Bakken Crude Oil Gathering for $40.0 million in April 2019, divestiture of Chatom-Bazor-Glade for $10.0 million in April 2019, divestiture of Silver Dollar Pipeline in June 2019 for $150.0 million and divestiture of Natural Gas Transportation for $207.0 million in June 2019
2. Assumes proceeds used to pay down revolving credit facility at an approximately 6.5% interest rate subject to leverage grid
3. Projected as of March 31, 2019; net debt pro forma for the sale of refined products terminals
4. Total projected liquidation value as of March 31, 2019 adjusted for accrued 4Q18 and 1Q19 distributions and accrued interest on 4Q18 distribution
5. Total projected units outstanding as of March 31, 2019; including 1,049,659 general partner units and 378,478 LTIP units issued in Q4 2018 and Q1 2019

EVERCORE 8

Preliminary Draft - Confidential

Investor Letter Analysis

Peer Group Trading Comparison – Evercore

($ in millions, except per unit or share amounts)

Evercore's Selected Peers for AMID

Partnership / Corporation	Price 1/11/19	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2019E	Enterprise Value / EBITDA 2020E	Price / DCF 2019E	Price / DCF 2020E	Distribution Yield 2019E	Distribution Yield 2020E	DCF Yield 2019E	DCF Yield 2020E
Offshore Pipelines											
Plains All American Pipeline, L.P.	$23.41	$17,002.0	$28,633.0	10.2x	10.2x	9.2x	8.5x	5.6%	6.3%	11.2%	10.9%
Genesis Energy, L.P.	21.08	2,584.0	6,990.3	10.0	9.6	6.3	6.4	10.9%	11.5%	16.4%	15.8%
Shell Midstream Partners, L.P.	18.62	4,252.4	6,167.3	7.4	6.3	9.5	8.5	9.2%	9.9%	12.0%	10.5%
Mean				**9.2x**	**8.7x**	**8.4x**	**7.8x**	**8.6%**	**9.2%**	**13.2%**	**12.4%**
Median				**10.0**	**9.6**	**9.2**	**8.5**	**9.2%**	**9.9%**	**12.0%**	**10.9%**
Natural Gas Gathering and Processing											
CNX Midstream Partners LP	$17.49	$1,135.8	$1,640.8	7.0x	6.0x	5.9x	5.5x	9.0%	10.3%	14.0%	17.0%
Crestwood Equity Partners LP	30.79	2,262.7	4,659.5	9.9	8.7	7.0	6.1	8.1%	8.4%	12.0%	14.4%
DCP Midstream Partners, LP	31.50	4,606.6	10,394.0	8.4	7.4	6.3	6.1	9.9%	10.1%	13.1%	15.8%
Enable Midstream Partners, LP	14.81	6,416.0	10,574.0	9.4	9.2	8.0	7.5	8.6%	8.9%	12.2%	12.5%
Hess Midstream Partners LP	19.73	1,098.8	1,064.2	9.6	7.6	8.5	7.7	8.2%	9.4%	9.5%	11.8%
Noble Midstream Partners LP	32.01	1,269.7	2,527.9	8.5	7.1	5.8	5.6	8.2%	9.8%	16.1%	17.4%
Summit Midstream Partners, LP	12.83	960.3	2,863.7	8.8	8.3	4.6	4.8	17.9%	17.9%	21.2%	21.8%
Targa Resources Corp.	42.08	9,648.2	17,724.0	11.5	9.1	6.2	5.0	8.7%	8.8%	10.3%	12.5%
Mean				**9.1x**	**7.9x**	**6.5x**	**6.0x**	**9.8%**	**10.5%**	**13.5%**	**15.4%**
Median				**9.1**	**7.9**	**6.3**	**5.8**	**8.6%**	**9.6%**	**12.7%**	**15.1%**
Steelpath Peer Group (per January 7, 2019 Letter)											
Mean				NA	8.5x	NA	5.5x	NA	14.5%		
Median				NA	NA	NA	NA	NA	NA		
Recurrent Peer Group (per October 4, 2018 Letter)											
Mean				10.6x	10.0x	10.8x	9.9x			9.8%	10.4%
Median				10.9	10.2	10.8	10.0			9.4%	10.0%

Source: FactSet, Public filings

EVERCORE
9